Supplemental Operating & Financial Data

For the Quarter Ended December 31, 2018

WHITESTONE REIT
Creating Communities in Our Properties™

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HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of December 31, 2018, we wholly owned 57 Community Centered Properties® with
57 Community Centers	approximately 4.8 million square feet of gross leasable area, located in six of the top markets in the United States in
4.8 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned an 81.4% interest in 11 properties with
1,337 tenants	approximately 1.3 million square feet of gross leasable area through our equity investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 39.8 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of December 31, 2018 provided a 48% premium rental rate compared to our larger
0.9 Million	space tenants. The largest of our 1,337 tenants at our wholly owned properties comprised only 3.0% of our annualized base rental revenues for the three months ended December 31, 2018.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 8.0%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	B. Riley FBR	Boenning & Scattergood	JMP Securities	Ladenburg Thalmann
Jack L. Mahaffey	Craig Kucera	Merrill Ross	Mitch Germain	John J. Massocca
James C. Mastandrea	540.277.3366	610.862.5328	212.906.3546	212.409.2543
David F. Taylor	ckucera@brileyfbr.com	mross@boenninginc.com	mgermain@jmpsecurities.com	jmassocca@ladenburg.com
Trustee Emeritus:
Daniel G. DeVos	Maxim Group	SunTrust Robinson Humphrey
	Michael Diana	Ki Bin Kim, CFA
* As of February 26, 2018	212.895.3641	212.303.4124
** Based on common share price	mdiana@maximgrp.com	kibin.kim@suntrust.com
of $14.32 as of close of market on
February 26, 2018.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT
Reports Fourth Quarter and Full Year 2018 Results
-Net Income per share of $0.52, more than double From 2017-
-Occupancy Increases 30 Basis Points, Reaching 90.5% at Year End 2018-
-Annualized Base Rent per Leased Squared Foot Grows 2.8% From Year End 2017-
-Same Store Net Operating Income (“NOI”) increases 3.3% From 2017-

Houston, Texas, February 27, 2019 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced the operating and financial results for the quarter and year ended December 31, 2018. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the respective communities which are not readily available online.

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Full Year Operating and Financial Highlights:

•	Funds from Operations, as defined by the National Association of Real Estate Investment Trusts ("FFO") was $0.94 per share for the year compared to $0.93 in 2017;

•	FFO Core was $1.16 per share for the year compared to $1.25 per share in 2017;

•	Rental rates on new and renewal leases signed in 2018 increased 7.0% and 11.1%, respectively, on a GAAP basis;

•	Annualized Base Rent (“ABR”) per leased squared foot grew to $19.35 from $18.82 a year ago;

•
Dispositions of five properties (including three properties owned through investment in Pillarstone REIT Operating Partnership, L.P. ("Pillarstone OP")) in 2018 generating $29.3 million in gross proceeds; and

•	Net Debt to EBITDA, adjusted improved to 8.4 times from 8.5 times in 2017.

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “2018 was a solid year for Whitestone, as we produced improvement in many key areas of the business. In addition to growing same store NOI by over 3% in 2018, we also increased occupancy and rental rates. While our 2018 FFO Core per share reflects a decrease year-over-year, we made progress upgrading the portfolio through selective dispositions, improved our leverage metrics, scaled G&A and enhanced our corporate governance which should result in long-term value creation for our shareholders.” Mr Mastandrea added, "Our, high-quality properties, differentiated and unique 'E-Commerce resistant' business model, together with a cycle-tested management team, contributed to our industry-leading Total Shareholder Returns for the last three years. We are energized by the opportunity ahead of us in 2019 as our communities are located within the fastest growing cities in the country, which supports our ongoing efforts to reach our long-term milestones. We continue to evolve our truly best-in-class company to extract additional value as we move ahead."

Financial Results

The Company reported Net Income attributable to Whitestone REIT of $8.5 million, or $0.21 per share for the fourth quarter of 2018, compared to $1.9 million, or $0.05 per share for the same period in 2017. For the year, Net Income attributable to Whitestone REIT was $21.4 million, or $0.52 per share, for 2018 compared to $8.3 million or $0.22 per share for 2017.

FFO was $9.5 million, or $0.23 per share for the fourth quarter of 2018, compared to $9.1 million, or $0.22 per share for the same period in 2017. For the year, FFO was $39.4 million, or $0.94 per share in 2018, compared to $35.0 million, or $0.93 per share in 2017.

FFO Core was $11.4 million, or $0.27 per share in the fourth quarter of 2018, compared to $12.2 million, or $0.30 per share in the same period of 2017. For the year, FFO Core was $48.8 million, or $1.16 per share compared to $47.1 million or $1.25 per share in 2017.

Reconciliations of Net Income to FFO and FFO Core are included herein.

Operating Results

For the periods ending December 31, 2018, the Company’s operating highlights were as follows:

	Q4-2018	YTD 2018
Occupancy:
Wholly Owned Properties	90.5%
Same Store Property Net Operating Income Growth	(0.9)%	3.3%
Rental Rate Growth - Total (GAAP Basis):	4.5%	10.3%
New Leases	6.9%	7.0%
Renewal Leases	4.5%	11.1%

Leasing Transactions:
Number of New Leases	28	131
New Leases - Annualized Revenue (millions)	$5.4	$41.2
Number of Renewal Leases	47	177
Renewal Leases - Annualized Revenue (millions)	$12.3	$41.5

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2018, Whitestone wholly owned 57 Community Centered PropertiesTM with 4.8 million square feet of gross leasable area ("GLA"). The portfolio is comprised of 29 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns an equity interest in and manages 11 properties containing 1.3 million square feet of GLA through its investment in Pillarstone OP.

At the end of the fourth quarter, the Company's diversified tenant base was comprised of approximately 1,337 tenants, with the largest tenant accounting for only 3.0% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. Our leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Disposition Activity:

On December 27, 2018, Pillarstone OP, through an indirect wholly owned subsidiary, Whitestone Industrial-Office, LLC, sold a portfolio of three properties in Houston, Texas to an unaffiliated third party for $15.8 million in cash. The Company owns 81.4% of Pillarstone OP and accounts for its ownership under the equity method. Pillarstone OP used the net proceeds, after customary closing deductions, to pay off mortgage debt on the three properties, and repay $8.0 million of its $14.5 million loan from Whitestone. Included in 2018 equity in earnings from real estate partnership is $6.6 million related to this sale.

On September 24, 2018, we completed the sale of Torrey Square, located in Houston, Texas, for $8.7 million. We recorded a gain on sale of $4.4 million.

On February 27, 2018, we completed the sale of Bellnott Square, located in Houston, Texas, for $4.7 million. We recorded a gain on sale of $0.3 million.

(1) Source: Claritas, as of April 2017.

Balance Sheet and Liquidity

Liquidity, Debt and Credit Facility:

At December 31, 2018, 49 of the Company’s wholly-owned 57 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $749.5 million. At December 31, 2018, the Company had total real estate debt of $619.4 million, of which approximately 61%, was subject to fixed interest rates. Subsequent to year end, the Company fixed the rate on an additional $65 million of variable rate debt bringing the fixed rate percentage to 70%. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.92% and the weighted average remaining term was 4.5 years.

At quarter end, Whitestone had $14 million of cash available on its balance sheet and $59 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On December 20, 2018, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2019, to be paid in three equal installments of $0.095 in January, February, and March of 2019.

2019 Guidance

The Company’s outlook for 2019 is as follows:

2019 Guidance
Net income attributable to Whitestone REIT (per share)	$0.21 - $0.25
NAREIT FFO (per share)	$0.90 - $0.94
FFO Core	$1.06 - $1.10
Same Store NOI growth	0.5% - 2%

The following table outlines the key factors impacting 2019 FFO and FFO Core ranges, and accounts for the difference from the Company's 2018 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2018	$0.94	$0.94	$1.16	$1.16

Increased share count	(0.02)	(0.02)	(0.02)	(0.02)
2018 dispositions	(0.04)	(0.04)	(0.04)	(0.04)
Decrease (increase) in general and administrative expenses	0.05	0.06	(0.01)	—
Same store NOI growth	—	0.03	—	0.03
Interest rate increase	(0.03)	(0.03)	(0.03)	(0.03)

Guidance - 2019	$0.90	$0.94	$1.06	$1.10

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity or the impact of the Company's restatement of prior periods or effects therefrom. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition and disposition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2019 FINANCIAL GUIDANCE (per diluted common share and OP unit)
	Projected Range
	Full Year 2019
	Low	High
Net income attributable to Whitestone REIT	$0.21	$0.25

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.69	0.69
(Gain) loss on sale or disposal of assets or properties	—	—
Net income attributable to redeemable operating partnership	—	—
FFO	$0.90	$0.94

Adjustments to reconcile FFO to FFO Core:
Share based compensation expense	0.16	0.16
FFO Core	$1.06	$1.10

Same Store NOI Growth	0.50%	2.00%
Occupancy	90.0%	92.0%
Average interest rate on all debt	4.3%	4.3%
Weighted average shares and OP units	42,357	42,357
(1) Includes pro-rata share attributable to equity investment in non consolidated real estate.

Restatement of Quarterly Periods Due to Modification of ASC 606 Adoption

On January 1, 2018, the Company adopted ASU 2014-09 ("Topic 606"), as subsequently amended, using the modified retrospective method and applied Topic 606 to those contracts that were not completed as of January 1, 2018. In August 2018, the Company received a comment letter from the Staff of the Division of Corporation Finance of the SEC (the “Staff”) relating to its Quarterly Report on Form 10-Q for the period ended June 30, 2018. The Staff requested that the Company provide them with an analysis of the Company’s determination that the contribution of all of the equity interests in 14 properties to Pillarstone OP in exchange for Pillarstone OP Units and the assumption of debt in December 2016 (the “Contribution”) did not meet the requirements for derecognition of the underlying assets under Topic 606, and an explanation of the Company’s consideration of the immaterial accounting errors related to Pillarstone OP in its conclusion that disclosure controls and procedures and internal controls over financial reporting were effective as of June 30, 2018 and December 31, 2017. In September 2018, the Company responded to the Staff’s letter with the requested analysis and explanation. In October 2018, the Company received a comment letter from the Staff with certain follow up questions. Subsequently, the Company engaged in verbal discussions with the Staff regarding its responses and, in February 2019, the Staff verbally informed the Company that it objected to the Company's conclusion regarding the assessment of the transfer of control criteria in Topic 606 with respect to the Contribution and objected to the Company’s continued recognition of the underlying assets and liabilities associated with the Contribution subsequent to January 1, 2018, the adoption date of Topic 606. Accordingly, the Company, has concluded that the Company’s unaudited consolidated financial statements as of and for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (collectively, the “Prior Period Financial Statements”) included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, should be restated to correct the accounting error described below and should no longer be relied upon. Because this change from the profit sharing method is only applicable for periods ending after giving effect to the implementation of Topic 606, no periods prior to January 1, 2018 are affected by this error.

The Company will restate, as soon as reasonably practicable, the Prior Period Financial Statements in a comprehensive Annual Report on Form 10-K for the year ended December 31, 2018 (the “Comprehensive Form 10-K”).

As a result of the restatements, the Company will derecognize the underlying assets and liabilities associated with the Contribution as of January 1, 2018 and will recognize the Company’s investment in Pillarstone OP under the equity method. The adjustments are expected to increase the Company's retained earnings as of January 1, 2018 by $19.1 million. For the three months ended March 31, 2018, the Company estimates this change will decrease revenue by $3.8 million, decrease total expenses by $3.3 million, increase equity in earnings of real estate partnership by $0.7 million and increase net income by $0.2 million. For the three months ended June 30, 2018, the Company estimates this change will decrease revenue by $3.6 million, decrease total expenses by $3.3 million, increase equity in earnings of real estate partnership by $0.6 million and increase net income by $0.2 million. For the six months ended June 30, 2018, the Company estimates this change will decrease revenue by $7.4 million, decrease total expenses by $6.6 million, increase equity in earnings of real estate partnership by $1.3 million and increase net income by $0.4 million. For the three months ended September 30, 2018, the Company estimates this change will decrease revenue by $3.9 million, decrease total expenses by $3.6 million, increase equity in earnings of real estate partnership by $0.5 million and increase net income by $0.2 million. For the nine months ended September 30, 2018, the Company estimates this change will decrease revenue by $11.3 million, decrease total expenses by $10.2 million, increase equity in earnings of real estate partnership by $1.8 million and increase net income by $0.6 million. These estimates are subject to finalization, including completion of the Company's technical accounting analysis for these matters and completion of interim review procedures.

In light of the facts and determinations described above, the Company’s management, under the supervision and with participation of the Company's Chief Executive Officer and Chief Financial Officer, is in the process of evaluating the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures. If one or more material weaknesses is determined to have existed, management of the Company expects to conclude that the Company's internal controls over financial reporting and disclosure controls and procedures were ineffective for the periods ending March 31, June 30 and September 30, 2018 and possibly for other periods.

For further information, please refer to Item 4.02 of the Company’s Current Report Form 8-K filed with the SEC on February 27, 2019.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to the its earnings release conference call to be broadcast live on Thursday February 28, 2019 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (800) 239-9838
Dial-in number for international participants:     (323) 794-2551

The conference call will be recorded, and a telephone replay will be available through Thursday, March 14, 2019. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            6866571

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "E-Commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. As of December 31, 2018, Whitestone's total shareholder return ranks #2 of 17, #1 of 17, and #2 of 16, of the U.S. public shopping center REITs for the one-year, three-year, and five-year periods, respectively.(2). For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

These statements include discussion and analysis of the Company’s financial condition; the impact of the restatement on the Company’s financial statements; and the impact of the restatement on the Company’s evaluation of the effectiveness of its internal controls over financial reporting and disclosure controls and procedures. The outcome of these issues and the impact of these forward looking statements are subject to a number of risks, including: the costs and expenses of the restatement; delays in the preparation of the restated financial statements and the Comprehensive Form 10-K; the risk that additional information will come to light during the course of the preparation of the restated financial statements that alters the scope or magnitude of the restatement; potential reviews, litigation or other proceedings by governmental authorities, shareholders or other parties; risks related to the impact on the restatement on the Company’s reputation, commercial contracts and ability to raise capital, and other factors as discussed in the Company’s filings with the SEC from time to time.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

(2) Whitestone REIT Total Shareholder Return as compared to its peers according to the SNL Public REIT Market Data based on closing prices on December 31, 2018. Peers include: Regency Centers Corp., Cedar Realty Trust Inc., Retail Opportunity Investments, Weingarten Realty Investors, Saul Centers Inc., Urban Edge Properties, Federal Realty Investment, Urstadt Biddle Properties Inc., RPT Realty, Retail Properties of America, Kite Realty Group Trust, Acadia Realty Trust, Wheeler REIT Inc., Brixmor Property Group Inc., Kimco Realty Corp., and Site Centers Corp.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets or assets of unconsolidated real estate partnership, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, proxy contest fees, debt extension costs, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2018	2017
ASSETS
Real estate assets, at cost
Property	$1,052,238	$1,149,454
Accumulated depreciation	(113,300)	(131,034)
Total real estate assets	938,938	1,018,420
Investment in real estate partnership	26,236	4,095
Cash and cash equivalents	13,658	5,005
Restricted cash	128	205
Marketable securities	—	32
Escrows and acquisition deposits	8,211	7,916
Accrued rents and accounts receivable, net of allowance for doubtful accounts	21,642	21,140
Receivable due from related party	6,055	—
Unamortized lease commissions and loan costs	6,698	7,157
Prepaid expenses and other assets	7,306	6,198
Total assets	$1,028,872	$1,070,168
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$618,205	$659,068
Accounts payable and accrued expenses	33,729	35,536
Payable due to related party	58	—
Tenants' security deposits	6,130	5,694
Dividends and distributions payable	11,600	11,466
Total liabilities	669,722	711,764
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,778,029 and 39,221,773 issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	39	38
Additional paid-in capital	527,662	521,314
Accumulated deficit	(181,361)	(176,684)
Accumulated other comprehensive gain	4,116	2,936
Total Whitestone REIT shareholders' equity	350,456	347,604
Noncontrolling interest in subsidiary	8,694	10,800
Total equity	359,150	358,404
Total liabilities and equity	$1,028,872	$1,070,168

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2018	2017	2016

Property revenues
Rental revenues	$86,644	$94,568	$80,068
Other revenues	33,219	31,391	24,369
Total property revenues	119,863	125,959	104,437

Property expenses
Property operation and maintenance	21,069	24,213	19,709
Real estate taxes	16,362	17,897	14,383
Total property expenses	37,431	42,110	34,092

Other expenses (income)
General and administrative	23,281	23,949	23,922
Depreciation and amortization	25,679	27,240	22,457
Equity in earnings of real estate partnership	(8,431)	—	—
Interest expense	25,177	23,651	19,239
Interest, dividend and other investment income	(1,055)	(410)	(429)
Total other expense	64,651	74,430	65,189

Income before gain (loss) on sale or disposal of properties or assets, income taxes, and profit sharing expense	17,781	9,419	5,156

Provision for income taxes	(347)	(386)	(289)
Gain on sale of properties	4,629	16	3,357
Profit sharing expense	—	(278)	(15)
Loss on sale or disposal of assets	(82)	(183)	(96)

Net income	21,981	8,588	8,113

Less: Net income attributable to noncontrolling interests	550	254	182

Net income attributable to Whitestone REIT	$21,431	$8,334	$7,931

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2018	2017	2016

Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.54	$0.22	$0.26
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.52	$0.22	$0.26

Weighted average number of common shares outstanding:
Basic	39,274	35,428	27,618
Diluted	40,612	36,255	28,383

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$21,981	$8,588	$8,113

Other comprehensive gain

Unrealized gain on cash flow hedging activities	1,192	2,022	929
Unrealized gain on available-for-sale marketable securities	18	118	82

Comprehensive income	23,191	10,728	9,124

Less: Net income attributable to noncontrolling interests	550	254	182
Less: Comprehensive gain attributable to noncontrolling interests	30	63	23

Comprehensive income attributable to Whitestone REIT	$22,611	$10,411	$8,919

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$21,626	$25,371	$86,644	$94,568
Other revenues	8,275	8,460	33,219	31,391
Total property revenues	29,901	33,831	119,863	125,959

Property expenses
Property operation and maintenance	5,744	7,240	21,069	24,213
Real estate taxes	4,102	4,309	16,362	17,897
Total property expenses	9,846	11,549	37,431	42,110

Other expenses (income)
General and administrative	5,294	6,351	23,281	23,949
Depreciation and amortization	6,635	7,304	25,679	27,240
Equity in earnings of real estate partnership	(6,669)	—	(8,431)	—
Interest expense	6,472	6,493	25,177	23,651
Interest, dividend and other investment income	(263)	(29)	(1,055)	(410)
Total other expense	11,469	20,119	64,651	74,430

Income before gain (loss) on sale or disposal of properties or assets, income taxes, and profit sharing expense	8,586	2,163	17,781	9,419

Provision for income taxes	(87)	(90)	(347)	(386)
Gain on sale of properties	—	—	4,629	16
Profit sharing expense	—	(50)	—	(278)
Gain (loss) on sale or disposal of assets	175	(48)	(82)	(183)

Net income	8,674	1,975	21,981	8,588

Less: Net income attributable to noncontrolling interests	217	54	550	254

Net income attributable to Whitestone REIT	$8,457	$1,921	$21,431	$8,334

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.21	$0.05	$0.54	$0.22
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.21	$0.05	$0.52	$0.22

Weighted average number of common shares outstanding:
Basic	39,493	38,460	39,274	35,428
Diluted	40,822	39,353	40,612	36,255

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$8,674	$1,975	$21,981	$8,588

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(2,971)	1,898	1,192	2,022
Unrealized gain on available-for-sale marketable securities	—	92	18	118

Comprehensive income	5,703	3,965	23,191	10,728

Less: Net income attributable to noncontrolling interests	217	54	550	254
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(74)	55	30	63

Comprehensive income attributable to Whitestone REIT	$5,560	$3,856	$22,611	$10,411

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2018	2017	2018	2017	2016
Net income attributable to Whitestone REIT	$8,457	$1,921	$21,431	$8,334	$7,931
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,565	7,035	25,401	26,290	22,179
Depreciation and amortization of real estate assets of unconsolidated real estate partnership	776	—	2,903	—	—
(Gain) loss on sale or disposal of assets and properties	(175)	47	(4,547)	161	(3,261)
Gain on sale or disposal of properties or assets of unconsolidated real estate partnership	(6,350)	—	(6,340)	—	—
Net income attributable to noncontrolling interests	217	54	550	254	182
FFO	9,490	9,057	39,398	35,039	27,031
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,864	2,881	6,758	10,426	10,247
Proxy contest professional fees	—	—	2,534	—	—
Early debt extinguishment costs of unconsolidated real estate partnership	88	—	88	—	—
Acquisition costs	—	227	—	1,625	2,101
FFO Core	$11,442	$12,165	$48,778	$47,090	$39,379

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,490	$9,057	$39,398	$35,039	$27,031
Distributions paid on unvested restricted common shares	(76)	(112)	(301)	(456)	(620)
FFO excluding amounts attributable to unvested restricted common shares	$9,414	$8,945	$39,097	$34,583	$26,411
FFO Core excluding amounts attributable to unvested restricted common shares	$11,366	$12,053	$48,477	$46,634	$38,759
Denominator:
Weighted average number of total common shares - basic	39,493	38,460	39,274	35,428	27,618
Weighted average number of total noncontrolling OP units - basic	929	1,084	1,011	1,088	642
Weighted average number of total common shares and noncontrolling OP units - basic	40,422	39,544	40,285	36,516	28,260

Effect of dilutive securities:
Unvested restricted shares	1,329	893	1,338	827	765
Weighted average number of total common shares and noncontrolling OP units - diluted	41,751	40,437	41,623	37,343	29,025

FFO per common share and OP unit - basic	$0.23	$0.23	$0.97	$0.95	$0.93
FFO per common share and OP unit - diluted	$0.23	$0.22	$0.94	$0.93	$0.91

FFO Core per common share and OP unit - basic	$0.28	$0.30	$1.20	$1.28	$1.37
FFO Core per common share and OP unit - diluted	$0.27	$0.30	$1.16	$1.25	$1.34

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
PROPERTY NET OPERATING INCOME	2018	2017	2018	2017	2016
Net income attributable to Whitestone REIT	$8,457	$1,921	$21,431	$8,334	$7,931
General and administrative expenses	5,294	6,351	23,281	23,949	23,922
Depreciation and amortization	6,635	7,304	25,679	27,240	22,457
Equity in earnings of real estate partnership	(6,669)	—	(8,431)	—	—
Interest expense	6,472	6,493	25,177	23,651	19,239
Interest, dividend and other investment income	(263)	(29)	(1,055)	(410)	(429)
Provision for income taxes	87	90	347	386	289
Gain on sale of properties	—	—	(4,629)	(16)	(3,357)
Management fee, net of related expenses	(116)	—	(208)	—	—
Profit sharing expense	—	50	—	278	15
Loss on disposal of assets	(175)	48	82	183	96
NOI, adjustments for unconsolidated real estate partnership	1,840	—	7,725	—	—
Net income attributable to noncontrolling interests	217	54	550	254	182
NOI	$21,779	$22,282	$89,949	$83,849	$70,345

	Three Months Ended		Year Ended
	December 31,		December 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2018	2017	2018	2017	2016

Net income attributable to Whitestone REIT	$8,457	$1,921	$21,431	$8,334	$7,931
Depreciation and amortization	6,635	7,304	25,679	27,240	22,457
Equity in earnings of real estate partnership	(6,669)	—	(8,431)	—	—
Interest expense	6,472	6,493	25,177	23,651	19,239
Provision for income taxes	87	90	347	386	289
Gain on sale of properties	—	—	(4,629)	(16)	(3,357)
Profit sharing expense	—	50	—	278	15
Loss on disposal of assets	(175)	48	82	183	96
EBITDA adjustments for unconsolidated real estate partnership	1,771	—	7,463	—	—
Net income attributable to noncontrolling interests	217	54	550	254	182
EBITDA	$16,795	$15,960	$67,669	$60,310	$46,852

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	December 31,		Increase	% Increase
	2018	2017	(Decrease)	(Decrease)
Same Store(1) (51 properties, exclusive of land held for development)
Property revenues
Rental revenues	$21,626	$21,833	$(207)	(1)%
Other revenues	8,023	7,759	264	3%
Total property revenues	29,649	29,592	57	—%

Property expenses
Property operation and maintenance	5,595	5,642	(47)	(1)%
Real estate taxes	4,102	3,810	292	8%
Total property expenses	9,697	9,452	245	3%

Total Same Store property net operating income	19,952	20,140	(188)	(1)%

Non-Same Store(2) (2 Properties, exclusive of land held for development)
Property revenues
Rental revenues	—	265	(265)	(100)%
Other revenues	—	108	(108)	(100)%
Total property revenues	—	373	(373)	(100)%

Property expenses
Property operation and maintenance	13	151	(138)	(91)%
Real estate taxes	—	74	(74)	(100)%
Total property expenses	13	225	(212)	(94)%

Total Non-Same Store property net operating income	(13)	148	(161)	(109)%

Pillarstone OP properties net operating income	—	1,994	(1,994)	—%

Pro rata share of unconsolidated partnership	1,840	—	1,840	—%

Total property net operating income	21,779	22,282	(503)	(2)%

Less total other expenses, excluding pro rata share of unconsolidated partnership net operating income, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	13,105	20,307	(7,202)	(35)%

Net income	$8,674	$1,975	$6,699	339%

	Year Ended December 31,		Increase	% Increase
	2018	2017	(Decrease)	(Decrease)
Same Store(1) (49 properties excluding development land)
Property revenues
Rental revenues	$72,454	$71,987	$467	1%
Other revenues	26,131	24,746	1,385	6%
Total property revenues	98,585	96,733	1,852	2%

Property expenses
Property operation and maintenance	17,279	17,801	(522)	(3)%
Real estate taxes	13,253	13,032	221	2%
Total property expenses	30,532	30,833	(301)	(1)%

Total same store net operating income	68,053	65,900	2,153	3%

Non-Same Store(2) (4 properties excluding development land)
Property revenues
Rental revenues	14,191	9,679	4,512	47%
Other revenues	6,080	4,106	1,974	48%
Total property revenues	20,271	13,785	6,486	47%

Property expenses
Property operation and maintenance	3,052	1,829	1,223	67%
Real estate taxes	3,048	2,273	775	34%
Total property expenses	6,100	4,102	1,998	49%

Total Non-Same Store net operating income	14,171	9,683	4,488	46%

Pillarstone OP properties net operating income	—	8,266	(8,266)	—%

Pro rata share of unconsolidated partnership	7,725		7,725	—%

Total property net operating income	89,949	83,849	6,100	7%

Less total other expenses, excluding pro rata share of unconsolidated partnership net operating income, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	67,968	75,261	(7,293)	(10)%

Net income	$21,981	$8,588	$13,393	156%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2018 to the three months ended December 31, 2017, Same Stores include properties owned before October 1, 2017. For purposes of comparing the year ended December 31, 2018 to the year ended December 31, 2017, Same Stores include properties owned before January 1, 2017.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2018 to the three months ended December 31, 2017, Non-Same Stores include properties acquired between October 1, 2017 and December 31, 2018 and properties sold between October 1, 2017 and December 31, 2018, but not included in discontinued operations. For purposes of comparing the year December 31, 2018 to the year ended December 31, 2017, Non-Same Stores include properties acquired between January 1, 2017 and December 31, 2018 and properties sold between January 1, 2017 and December 31, 2018.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Other Financial Information:(1)

Tenant improvements (2)	$736	$788	$3,245	$3,122
Leasing commissions (2)	$773	$668	$2,555	$2,464
Maintenance capital	$728	$915	$3,806	$3,426
Scheduled debt principal payments	$596	$621	$2,345	$2,337
Straight line rent income	$726	$729	$2,577	$2,875
Market rent amortization income from acquired leases	$223	$422	$1,024	$1,002
Non-cash share-based compensation expense	$1,864	$3,067	$6,758	$10,426
Non-real estate depreciation and amortization	$70	$77	$278	$218
Amortization of loan fees	$137	$326	$1,192	$1,265
Acquisition costs	$—	$227	$—	$1,625
Undepreciated value of unencumbered properties	$768,652	$760,185	$768,652	$760,185
Number of unencumbered properties	52	53	52	53
Full time employees	98	103	98	103

(1)	Includes pro-rata share attributable to Unconsolidated Partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2018
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.7%	39,778
Operating partnership units outstanding	2.3%	929
Total	100.0%	40,707

Market price of common shares as of
December 31, 2018		$12.26

Total equity capitalization		499,068	45%

Debt Capitalization:
Outstanding debt		$619,444
Less: Cash and cash equivalents		(13,658)
Total debt capitalization		605,786	55%

Total Market Capitalization as of
December 31, 2018		$1,104,854	100%

SELECTED RATIOS:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
INTEREST COVERAGE RATIO	2018	2017	2018	2017
EBITDA/Interest Expense
EBITDA	$16,795	$15,960	$67,669	$60,310

Interest expense	6,472	6,493	25,177	23,651
Pro rata share of interest expense from unconsolidated partnership	632	—	2,290	—
Less: amortization of loan fees	(210)	(330)	(1,173)	(1,283)
Interest expense, excluding amortization of loan fees	6,894	6,163	26,294	22,368

Ratio of EBITDA to interest expense	2.4	2.6	2.6	2.7

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Twelve Months Ended
LEVERAGE RATIO	December 31,
	2018	2017
Debt/Undepreciated Book Value
Outstanding debt	$619,444	$660,929
Less: Cash	(13,658)	(5,005)
Add: Proportional share of net debt of unconsolidated partnership	38,333	—
Outstanding debt after cash	$644,119	$655,924

Undepreciated real estate assets	$1,052,238	$1,149,454
Add: Proportional share of real estate from unconsolidated partnership	63,954	—
Undepreciated real estate assets	$1,116,192	$1,149,454
Ratio of debt to real estate assets	58%	57%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Debt/EBITDA Ratio
Outstanding debt	$619,444	$660,929	$619,444	$660,929
Less: Cash	(13,658)	(5,005)	(13,658)	(5,005)
Add: Proportional share of net debt of unconsolidated real estate partnership	38,333	—	38,333	—
Total Net Debt	644,119	655,924	644,119	655,924

EBITDA	$16,795	$15,960	$67,669	$60,310
Share based compensation	1,864	2,881	6,758	10,426
Proxy contest costs	—	—	2,534	—
Acquisition Costs	—	227	—	1,625
EBITDA, adjusted	18,659	19,068	76,961	72,361

Impact of partial period acquisitions and dispositions	(116)	—	(698)	4,680

Pro forma EBITDA, adjusted	18,543	19,068	76,263	77,041

Pro forma annualized EBITDA, adjusted (1)	74,172	76,272	76,263	77,041

Ratio of debt to pro forma EBITDA, adjusted	8.7	8.6	8.4	8.5

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

	December 31,
Description	2018	2017
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2020 (1)	$9,500	$9,740
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$37.0 million 3.76% Note, due December 1, 2020 (5)	—	33,148
$6.5 million 3.80% Note, due January 1, 2019	5,657	5,842
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	18,996	19,360
$14.0 million 4.34% Note, due September 11, 2024	13,718	13,944
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	—	16,058
$15.1 million 4.99% Note, due January 6, 2024	14,643	14,865
$2.6 million 5.46% Note, due October 1, 2023	2,430	2,472
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (6)	241,200	232,200
Total notes payable principal	619,444	660,929
Less deferred financing costs, net of accumulated amortization	(1,239)	(1,861)
	$618,205	$659,068

(1)
Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term through September 24, 2018 and 4.85% beginning September 24, 2018 through September 24, 2020.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 1 (as defined below) at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 2 (as defined below) at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 (as defined below) at 1.73%.

(5)	Promissory notes were assumed by Pillarstone OP in December 2016 and included in our consolidated balance sheets under the profit-sharing method of accounting through December 31, 2017.

(6)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2018
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2019	$1,342	$246,857	$248,199	40.1%
2020	1,721	59,080	60,801	9.8%
2021	1,611	50,000	51,611	8.3%
2022	1,683	100,000	101,683	16.4%
2023	1,469	19,251	20,720	3.3%
Thereafter	743	135,687	136,430	22.1%
Total	$8,569	$610,875	$619,444	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties®	2018	2018	2018	2018	2018
Whitestone	4,841,660	90%	92%	91%	91%

Unconsolidated real estate partnership	1,307,930	80%	80%	77%	78%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (2)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,447	3.0%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2020, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.5%	9/3/2014	2035
Frost Bank	Houston	1,872	2.3%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,188	1.4%	10/1/2015	2026
Walgreens & Co. (4)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	875	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2019, 2019, 2022, 2023 and 2024
Bashas' Inc. (6)	Phoenix	823	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Dollar Tree (7)	Houston and Phoenix	677	0.8%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2020, 2020, 2021, 2022, 2023 and 2027
Wells Fargo & Company (8)	Phoenix	553	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ruth's Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2020
Regus Corporation	Houston	434	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Ross Dress for Less, Inc. (9)	Phoenix and San Antonio	362	0.4%	2/11/2009 and 6/18/2012	2020, 2023
		$14,285	17.3%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2018 for each applicable tenant multiplied by 12.

(3)
As of December 31, 2018, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of December 31, 2018, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(5)
As of December 31, 2018, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2019, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $130,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $37,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(6)
As of December 31, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.9% of our total annualized base rental revenue.

(7)
As of December 31, 2018, we had six leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in 2022, was $73,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of December 31, 2018, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $421,000, which represents approximately 0.5% of our total annualized base rental revenue.

(9)
As of December 31, 2018, we had two leases with the same tenant occupying space at properties located in San Antonio and Phoenix. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
RENEWALS
Number of Leases	47	37	177	153
Total Square Feet (1)	94,983	93,521	409,217	377,051
Average Square Feet	2,065	2,528	2,325	2,464
Total Lease Value	$12,281,000	$5,903,000	$41,500,000	$27,036,000
NEW LEASES
Number of Leases	28	16	131	97
Total Square Feet (1)	47,656	50,746	314,623	261,107
Average Square Feet	1,702	3,172	2,402	2,692
Total Lease Value	$5,402,000	$5,066,000	$41,186,000	$31,890,000
TOTAL LEASES
Number of Leases	75	53	308	250
Total Square Feet (1)	142,639	144,267	723,840	638,158
Average Square Feet	1,928	2,722	2,358	2,553
Total Lease Value	$17,683,000	$10,969,000	$82,686,000	$58,926,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2018	61	$15,206,873	121,337	4.3	$627,521	$5.17	$24.51	$25.10	$(70,929)	(2.4)%	$136,272	4.5%
3rd Quarter 2018	48	12,293,596	106,582	4.8	730,548	6.85	22.48	21.86	66,514	2.8%	337,129	15.5%
2nd Quarter 2018	44	6,742,884	101,947	3.5	160,900	1.58	16.18	15.86	32,477	2.0%	130,890	8.3%
1st Quarter 2018	72	17,429,259	163,855	5.3	876,180	5.35	20.36	19.39	160,056	5.0%	411,153	13.4%
Total - 12 months	225	$51,672,612	493,721	4.5	$2,395,149	$4.85	$20.98	$20.60	$188,118	1.8%	$1,015,444	10.3%

Comparable New Leases:
4th Quarter 2018	14	$2,925,718	26,354	4.5	$297,589	$11.29	$23.06	$23.11	$(221)	(0.2)%	$40,334	6.9%
3rd Quarter 2018	12	2,915,358	21,239	5.1	218,481	10.29	24.81	29.56	(100,996)	(16.1)%	1,686	0.3%
2nd Quarter 2018	9	2,276,805	19,045	5.3	80,156	4.21	18.95	18.15	15,162	4.4%	40,356	12.2%
1st Quarter 2018	13	2,054,761	17,866	4.7	171,227	9.58	24.77	23.29	26,477	6.4%	46,624	12.1%
Total - 12 months	48	$10,172,642	84,504	4.9	$102,064	$1.21	$22.94	$23.65	$(59,578)	(3.0)%	$129,000	7.0%

Comparable Renewal Leases:
4th Quarter 2018	47	$12,281,155	94,983	4.2	$329,932	$3.47	$24.91	$25.66	$(70,708)	(2.9)%	$95,938	4.0%
3rd Quarter 2018	36	9,378,238	85,343	4.7	512,067	6.00	21.91	19.94	167,510	9.9%	335,443	20.3%
2nd Quarter 2018	35	4,466,079	82,902	3.1	80,744	0.97	15.54	15.33	17,315	1.4%	90,534	7.3%
1st Quarter 2018	59	15,374,498	145,989	5.3	704,953	4.83	19.82	18.91	133,579	4.8%	364,529	13.6%
Total - 12 months	177	$41,499,970	409,217	4.5	$1,627,696	$3.98	$20.57	$19.97	$247,696	3.0%	$886,444	11.1%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2018	75	$17,683,294	146,239	4.4	$819,513	$5.60	$23.89
3rd Quarter 2018	75	23,780,866	170,944	5.2	2,520,155	14.74	22.66
2nd Quarter 2018	65	16,679,049	179,274	4.7	625,455	3.49	16.51
1st Quarter 2018	93	24,542,944	230,983	5.3	1,498,304	6.49	19.29
Total - 12 months	308	$82,686,153	727,440	5.0	$5,463,427	$7.51	$20.32

New
4th Quarter 2018	28	$5,402,139	51,256	4.8	$489,581	$9.55	$21.99
3rd Quarter 2018	39	14,402,628	85,601	5.7	2,008,088	23.46	23.41
2nd Quarter 2018	30	12,212,970	96,372	6.2	544,711	5.65	17.35
1st Quarter 2018	34	9,168,446	84,994	5.4	793,351	9.33	18.38
Total - 12 months	131	$41,186,183	318,223	5.6	$3,835,731	$12.05	$20.00

Renewal
4th Quarter 2018	47	$12,281,155	94,983	4.2	$329,932	$3.47	24.91
3rd Quarter 2018	36	9,378,238	85,343	4.7	512,067	6.00	21.91
2nd Quarter 2018	35	4,466,079	82,902	3.1	80,744	0.97	15.54
1st Quarter 2018	59	15,374,498	145,989	5.3	704,953	4.83	19.82
Total - 12 months	177	$41,499,970	409,217	4.5	$1,627,696	$3.98	$20.57

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2019	370	633,907	13.1%	$12,998	15.8%	$20.50
2020	219	786,854	16.3%	13,032	15.8%	16.56
2021	198	512,859	10.6%	9,994	12.1%	19.49
2022	167	626,485	12.9%	11,220	13.6%	17.91
2023	154	474,322	9.8%	9,437	11.4%	19.90
2024	79	477,378	9.9%	7,664	9.3%	16.05
2025	43	156,796	3.2%	3,614	4.4%	23.05
2026	26	172,237	3.6%	3,309	4.0%	19.21
2027	26	173,391	3.6%	3,457	4.2%	19.94
2028	21	98,415	2.0%	2,131	2.6%	21.65
Total	1,303	4,112,644	85.0%	$76,856	93.2%	$18.69

(1)	Lease expirations table reflects rents in place as of December 31, 2018, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2018 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2019 FINANCIAL GUIDANCE
	Projected Range
	Full Year 2019
	Low	High
Net income attributable to Whitestone REIT	$0.21	$0.25

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.69	0.69
(Gain) loss on sale or disposal of assets or properties	—	—
Net income attributable to redeemable operating partnership	—	—
FFO	$0.90	$0.94

Adjustments to reconcile FFO to FFO Core:
Share based compensation expense	0.16	0.16
FFO Core	$1.06	$1.10

Same Store NOI Growth	0.50%	2.00%
Occupancy	90.0%	92.0%
Average interest rate on all debt	4.3%	4.3%
Weighted average shares and OP units	42,357	42,327

The following table outlines the key factors impacting 2019 FFO and FFO Core ranges, and accounts for the difference from the Company's 2018 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2018	$0.94	$0.94	$1.16	$1.16

Increased Share Count	(0.02)	(0.02)	(0.02)	(0.02)
2018 Dispositions	(0.04)	(0.04)	(0.04)	(0.04)
G&A Expenses	0.05	0.06	(0.01)	—
Same Store NOI Growth	—	0.03	—	0.03
Interest rate increase	(0.03)	(0.03)	(0.03)	(0.03)

Guidance - 2019	$0.90	$0.94	$1.06	$1.10

(1) Includes pro-rata share attributable to real estate in unconsolidated partnership.

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of December 31, 2018

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2018	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	86%	$801	$12.82	$12.76
Anthem Marketplace	Phoenix	2000	113,293	96%	1,735	15.95	15.56
Bissonnet Beltway	Houston	1978	29,205	80%	335	14.34	13.78
BLVD Place	Houston	2014	216,944	99%	8,277	38.54	43.30
The Citadel	Phoenix	2013	28,547	89%	466	18.34	16.14
City View Village	San Antonio	2005	17,870	100%	488	27.31	28.60
Davenport Village	Austin	1999	128,934	100%	3,334	25.86	25.74
Desert Canyon	Phoenix	2000	62,533	87%	799	14.69	14.70
Eldorado Plaza	Dallas	2004	221,577	98%	3,217	14.81	15.27
Fountain Hills	Phoenix	2009	111,289	85%	1,586	16.77	16.89
Fountain Square	Phoenix	1986	118,209	88%	1,851	17.79	17.31
Fulton Ranch Towne Center	Phoenix	2005	120,575	87%	1,746	16.64	17.96
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	954	19.31	18.82
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.49	8.90
Heritage Trace Plaza	Dallas	2006	70,431	91%	1,407	21.95	23.22
Headquarters Village	Dallas	2009	89,134	84%	2,148	28.69	29.49
Keller Place	Dallas	2001	93,541	95%	889	10.00	10.29
Kempwood Plaza	Houston	1974	91,302	89%	949	11.68	12.31
La Mirada	Phoenix	1997	147,209	81%	2,515	21.09	21.95
Lion Square	Houston	2014	117,592	98%	1,501	13.02	12.70
The Marketplace at Central	Phoenix	2012	111,130	99%	1,001	9.10	8.69
Market Street at DC Ranch	Phoenix	2003	242,459	92%	4,417	19.80	19.74
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	87%	1,620	15.68	16.24
Paradise Plaza	Phoenix	1983	125,898	87%	1,551	14.16	13.96
Parkside Village North	Austin	2005	27,045	100%	811	29.99	30.58
Parkside Village South	Austin	2012	90,101	100%	2,338	25.95	26.78
Pima Norte	Phoenix	2007	35,110	68%	426	17.84	18.56
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,411	21.32	21.87
Pinnacle Phase II	Phoenix	2017	27,063	100%	648	23.94	23.69
The Promenade at Fulton Ranch	Phoenix	2007	98,792	87%	1,138	13.24	15.01
Providence	Houston	1980	90,327	99%	804	8.99	9.01
Quinlan Crossing	Austin	2012	109,892	98%	2,339	21.72	23.92
Seville	Phoenix	1990	90,042	72%	2,202	33.97	34.17
Shaver	Houston	1978	21,926	94%	292	14.17	14.07
Shops at Pecos Ranch	Phoenix	2009	78,767	80%	1,678	26.63	26.14
Shops at Starwood	Dallas	2006	55,385	92%	1,455	28.56	29.69
The Shops at Williams Trace	Houston	1985	132,991	96%	1,980	15.51	15.40
South Richey	Houston	1980	69,928	97%	715	10.54	10.72
Spoerlein Commons	Chicago	1987	41,455	79%	639	19.51	19.51
Starwood Phase II	Dallas	2016	35,351	72%	866	34.02	37.17
The Strand at Huebner Oaks	San Antonio	2000	73,920	98%	1,464	20.21	22.06
SugarPark Plaza	Houston	1974	95,032	100%	1,126	11.85	13.80
Sunridge	Houston	1979	49,359	83%	531	12.96	12.50
Sunset at Pinnacle Peak	Phoenix	2000	41,530	82%	611	17.94	18.24
Terravita Marketplace	Phoenix	1997	102,733	50%	1,142	22.23	22.35
Town Park	Houston	1978	43,526	100%	946	21.73	21.71
Village Square at Dana Park	Phoenix	2009	323,026	87%	6,107	21.73	21.54
Westchase	Houston	1978	50,332	86%	633	14.62	14.30
Williams Trace Plaza	Houston	1983	129,222	94%	1,780	14.65	15.19
Windsor Park	San Antonio	2012	196,458	97%	1,876	9.84	9.65
Woodlake Plaza	Houston	1974	106,169	80%	1,386	16.32	15.99
Total/Weighted Average - Whitestone Properties			4,841,660	90%	82,055	18.83	19.35

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,841,660	88%	$82,866	$19.45	$17.90

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	62%	$1,160	$14.86	$15.15
Corporate Park Northwest	Houston	1981	174,359	78%	1,659	12.20	12.54
Corporate Park West	Houston	1999	175,665	83%	1,625	11.15	11.45
Corporate Park Woodland	Houston	2000	99,937	93%	880	9.47	11.13
Corporate Park Woodland II	Houston	2000	14,344	100%	232	16.17	16.38
Holly Hall Industrial Park	Houston	1980	90,000	67%	544	9.02	8.39
Holly Knight	Houston	1984	20,015	95%	340	17.88	17.83
Interstate 10 Warehouse	Houston	1980	151,000	85%	713	5.56	5.44
Plaza Park	Houston	1982	105,530	75%	569	7.19	7.81
Uptown Tower	Dallas	1982	253,981	80%	3,878	19.09	19.58
Westgate Service Center	Houston	1984	97,225	87%	610	7.21	7.01
Total/Weighted Average - Unconsolidated Properties			1,307,930	80%	$12,210	$11.67	$12.00

(1)
Calculated as the tenant's actual December 31, 2018 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2018. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2018 equaled approximately $195,000 for the month ended December 31, 2018.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of December 31, 2018. Excludes vacant space as of December 31, 2018.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2018, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2018.

(4)	As of December 31, 2018, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
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AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South

DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place

HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Lion Square • Woodlake Plaza

PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons

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